SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934



                Old Guard Group, Inc.
(Exact name of registrant as specified in its charter)


      Pennsylvania                                23-2852984
(State of Incorporation                       (I.R.S. Employer
   or organization)                          Identification No.)


   2929 Lititz Pike
Lancaster, Pennsylvania                             17601
 (Address of principal                            (Zip Code)
  executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.  [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered

           None                            Not Applicable


Securities to be registered pursuant to section 12(g) of the Act:

                    Common Stock, No Par Value
                         (Title of class)

Item 1.   Description of Registrant's Securities to be
          Registered.

     The description of the Registrant's Common Stock, no par value, is incorporated herein by reference to "DESCRIPTION OF CAPITAL STOCK -- Common Stock" set forth in the Registrant's Registration Statement No. 333-12779 on Form S-1 filed with the Commission on September 26, 1996.

Item 2.   Exhibits.

          1.   Specimen Common Stock Certificate.

          2.   Articles of Incorporation of Old Guard Group, Inc.
               (Incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement
               No. 333-12779 on Form S-1 filed with the Commission on September 26, 1996).

          3. Bylaws of Old Guard Group, Inc. (Incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement No. 333-12779 on Form S-1 filed with the Commission on September 26, 1996).

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly authorized this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              OLD GUARD GROUP, INC.
                              (Registrant)


Date:  October 22, 1996       By/s/ David E. Hosler
                                   David E. Hosler,
                                   Chairman, President and Chief
                                   Executive Officer

                          EXHIBIT INDEX

NUMBER         DESCRIPTION


 1.       Specimen Common Stock Certificate.

 2. Articles of Incorporation of Old Guard Group, Inc. (Incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement No. 333-12779 on Form S-1 filed with the Commission on September 26,
          1996).

 3. Bylaws of Old Guard Group, Inc. (Incorporated herein by reference to Exhibit 3.2 of the Registrant's
          Registration Statement No. 333-12779 on Form S-1 filed with the Commission on September 26, 1996).